Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) dated October 31, 2021 by and between Alan J. Hyatt (“Consultant”) and Shore United Bank (the “Bank”).

W I T N E S S E T H

WHEREAS, the Consultant is currently the Chairman, President and Chief Executive Officer of Severn Bancorp, Inc. (“Severn”) and its wholly owned subsidiary, Severn Savings Bank, FSB (“Severn Bank”), and is a shareholder of Severn;

WHEREAS, Shore Bancshares, Inc., a Maryland corporation and bank holding company for the Bank (the “Company”), and Severn have entered into an Agreement and Plan of Merger, dated March 3, 2021 (the “Merger Agreement”), which provides for the acquisition of Severn by the Company (the “Acquisition”);

WHEREAS, as a material inducement to the Company to enter into the Merger Agreement, and to the Company and the Bank satisfying their obligations thereunder, the Consultant is entering into this Agreement; and

WHEREAS, effective on the Closing Date, the Bank desires to engage the services of the Consultant and the Consultant is willing to serve the Bank as of the Closing Date, all in accordance with the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Consultant and the Bank do agree to the terms of service as follows:

1.            Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

(a)            Affiliate. Affiliate of any person or entity means any stockholder, person, or entity controlling, controlled by, or under common control with such person or entity, or any director, officer or key executive of such entity or any of their respective relatives. For purposes of this definition, “control”, when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

(b)            Closing Date. “Closing Date” shall mean the “Closing Date” as defined in the Merger Agreement.

(c)            Confidential and Proprietary Information. “Confidential and Proprietary Information” shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any Affiliate or any of the Bank’s or any such Affiliate’s trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of Consultant, the knowledge of which gives or may give the Bank or any Affiliate an advantage over any person not possessing such information. For purposes hereof, the term “Confidential and Proprietary Information” shall not include any information or material (i) that is known to the general public other than through Consultant’s breach of this Agreement or (ii) was disclosed to Consultant by a person who Consultant did not reasonably believe was bound to a confidentiality or similar agreement with the Bank.

(d)           Date of Termination. “Date of Termination” shall mean the date on which Consultant is terminated or the term of this Agreement shall expire.

2.            Consulting Services. The Bank hereby retains Consultant to perform such services for the Bank that the Bank may request from time to time in addition to those specified on Schedule A attached hereto (together, “Services”).

3.            Term of Agreement. Consultant shall provide the Services hereunder for a period of five (5) years commencing on the Closing Date, unless earlier terminated in accordance with the provisions expressed herein.

4.            Compensation. The Bank shall compensate and pay Consultant for his services during the term of this Agreement and in consideration of the restrictive covenants described in Section 8 below a fee amounting to $150,000 annually, which fee shall be paid in monthly installments in accordance with the general payroll practices of the Bank, as in effect from time-to-time.

5.            Reimbursement of Expenses. The Bank shall reimburse the Consultant or otherwise provide for or pay for all reasonable expenses incurred by the Consultant in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Chief Executive Officer of the Bank. If such expenses are paid in the first instance by the Consultant, the Bank shall promptly reimburse the Consultant therefor.

6.            Independent Contractor. Both the Bank and Consultant agree that Consultant will act as an independent contractor and not an employee in the performance of his duties under this Agreement. As such, Consultant will not be eligible for any benefits provided by the Bank to its employees. Consultant shall be responsible for payment of all taxes arising out of Consultant’s activities in accordance with this Agreement, including, by way of illustration but not limited to, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees as required. Moreover, Consultant agrees to be responsible at his own expense for all insurance coverage for Consultant that he deems necessary. Finally, Consultant shall comply at his own expense with all federal, state, and local laws. Except in his capacity as a director of the Bank, Consultant shall not represent directly or indirectly that he is an agent or legal representative of the Bank, nor shall Consultant incur any liabilities or obligations of any kind in the name of or on behalf of the Bank other than those specifically made or approved as part of this Agreement.

7.	Termination.

(a)            This Agreement may be terminated with or without Cause by either party upon not less than thirty (30) days written notice of termination.

(b)            If the Agreement is terminated for Cause, then the Consultant shall be entitled to receive compensation, as provided in Section 4, only to the Date of Termination,

(c)            If the Agreement is terminated without Cause, then the Consultant shall be entitled to receive all compensation owed through the remaining term of this Agreement.

(d)            In the event of a Change in Control of the Bank, the Consultant shall be entitled to receive all compensation owed through the remaining term of this Agreement, unless the Consultant has provided his prior written consent to the assignment of this Agreement under Section 12 hereof.

For purposes of this Agreement, “Cause” shall be deemed to exist if Consultant (i) is convicted of any act of fraud, larceny, misappropriation of funds or embezzlement or of a felony involving securities or banking law; or (ii) is disqualified to serve as senior executive officer of an FDIC-insured depository institution; or (iii) has materially failed to perform the Services required by this Agreement, after being provided written notice by the Bank of such failure and following a 30 calendar day opportunity for the Consultant to cure.

For purposes of this Agreement, a “Change in Control” is deemed to occur if Shore Bancshares, Inc. effects a merger or consolidation with another company, other than a merger or consolidation in which persons constituting two-thirds (2/3) of the board of directors of Shore Bancshares, Inc. result from the merger or consolidation transaction with the other company.

8.            Restrictions Respecting Confidential Information, Non-Competition and Non-Solicitation.

(a)            Consultant covenants and agrees that, during the term this Agreement and thereafter, unless otherwise authorized by the Bank in writing, Consultant shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the term of this Agreement, Consultant shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored) or certify to the Bank in writing of the destruction of such materials. Notwithstanding the above, Consultant may retain copies of such materials when required by applicable law or regulation or consistent with Consultant’s record retention practice.

(b)            In consideration of the compensation payable to Consultant hereunder, Consultant agrees that during the term of this Agreement, and for a period of two (2) years following the Date of Termination of this Agreement, Consultant will not, directly or indirectly, either as principal, manager, agent, consultant, advisor, independent contractor, officer, stockholder, partner, investor, lender or employee or in any other similar capacity:

(i)            establish, acquire, engage in, operate, manage, own, advise, control or in any way participate, be employed by or otherwise engage in any Competitive Business or have any financial interest (including, without limitation, any interest in the voting or nonvoting equity or debt securities, partnership interests or similar securities, or warrants or options thereon) in any person or entity that engages in any Competitive Business, provided that Consultant may acquire less than 5% of the equity of any entity so long as (A) the securities so acquired are either listed on a national securities exchange (including the NASDAQ Stock Market) or, with respect to an over the counter security that is quoted on the Over-the-Counter Bulletin Board, if not so listed, Consultant obtains prior approval for such acquisition from the Bank (which prior approval will not be unreasonably withheld) and (B) such acquisition is and remains solely for investment purposes; or

(ii)            (A) solicit (other than general solicitations through newspapers or other media of general circulation not targeted at such employees) any employees of the Bank and its Affiliates (“Covered Employees”) or (B) hire any Covered Employees regardless of any solicitation activities while such person is a Covered Employee and for three (3) months after such person’s employment with the Bank or any of its Affiliates ends; or

(iii)            (A) induce, persuade, encourage or influence or attempt to induce, persuade, encourage or influence any person or entity having a business relationship with the Bank or any of its Affiliates, to discontinue, reduce or restrict such relationship or (B) solicit or target the deposits, loans or other products and services from or to persons or entities who were depositors, borrowers or customers of the Bank or its Affiliates as of the Date of Termination of this Agreement, whether by personal contact, by telephone, by facsimile, by mail or other form of solicitation or communication, or in any other way, except for general solicitations that are directed to the general public and not directed specifically to persons or entities who were depositors, borrowers or customers of the Bank or its Affiliates as of the Date of Termination of this Agreement.

For purposes of this Agreement, the term “Competitive Business” shall mean the business or operations of a bank, savings institution, credit union, industrial bank, any other financial institution, bank holding company or savings and loan holding company operating in any county of any jurisdiction in which the Bank maintains a branch or other office, or in any county of any jurisdiction that is contiguous to such county.

(c)            Consultant agrees that the provisions of this Section 8 are necessary to protect the Bank’s legitimate business interests. Consultant warrants that these provisions will not unreasonably interfere with Consultant’s ability to earn a living or to pursue Consultant’s occupation after the termination of this Agreement.

(d)            It is the desire and intent of the parties to this Agreement that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Consultant and the Bank each consider the restrictions contained in this Section 8 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 8 is unenforceable against any party, the provisions of this Section 8 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(e)            Because the breach of any of the provisions of this Section 8 will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section 8 and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

(f)            The parties to this Agreement agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(g)            The Bank acknowledges that the Consultant is a practicing lawyer and performs legal services for Competitive Businesses, including current, former and prospective borrowers of the Bank (collectively, “Borrowers”). As such and notwithstanding anything in this Agreement to the contrary, the Bank acknowledges and agrees that the Consultant is entering into this Agreement with the Bank’s understanding and express consent that the Bank will not preclude or prevent the Consultant from being engaged to perform legal services, directly or indirectly through his law firm, for any Competitive Business or Borrowers; provided, however, that Consultant will not accept any engagement to perform legal services for any Competitive Business or Borrowers that is directly adverse to the Bank if either (i) it would be substantially related to the subject matter of the Consultant’s performance of Services under this Agreement or (ii) it would impair the confidentiality of proprietary, sensitive or otherwise confidential communications made by the Bank to the Consultant. As a matter of professional responsibility, the Consultant will advise the Bank if he believes any conflicts arise in connection with the representation of any Competitive Business or Borrowers.

9.            Cooperation in Legal Proceedings. After the Date of Termination, Consultant agrees to reasonably cooperate with the Bank and any of its Affiliates in the defense or prosecution of any claims or actions that may be brought against or on behalf of the Bank or its Affiliates, which relate to events or occurrences that transpired while Consultant was providing services to the Bank. Consultant’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Bank or any of its Affiliates. Consultant also agrees to reasonably cooperate with the Bank and any of its Affiliates in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to any acts or omissions that transpired while Consultant was providing services to the Bank or any predecessor to the Bank. Consultant understands that in any legal action, investigation, or review covered by this Section 9 that the Bank expects Consultant to provide only accurate and truthful information or testimony. The Bank will pay expenses necessarily and reasonably incurred by Consultant in complying with this Section, including an hourly rate payable to the Consultant equal to $700 per hour.

10.            Work Product. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Bank’s or its Affiliates, research and development or existing or future products or services and which are conceived, developed or made by Consultant while providing services to the Bank and its Affiliates (“Work Product”) belong to the Bank or such Affiliates (as applicable). Consultant shall promptly disclose such Work Product to the Board of Directors or Chief Executive Officer of the Bank and perform all actions reasonably requested by the Board of Directors or Chief Executive Officer (whether during the term of this Agreement or after Consultant’s Date of Termination) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments).

11.            Return of Property. On and after the Date of Termination for any reason, or at any time during the term of this Agreement, on the request or direction of the Bank and subject to Section 8(a) hereto, Consultant will immediately deliver to the Bank any or all equipment, property, material, Confidential and Proprietary Information, Work Product or copies thereof which are owned by the Bank and are in Consultant’s possession or control. This includes documents or other information prepared by Consultant, on Consultant’s behalf or provided to Consultant in connection with Consultant’s duties while serving as a consultant to the Bank, regardless of the form in which such document or information are maintained or stored, including computer, typed, written, electronic, audio, video, micro-fiche, imaged, drawn or any other means of recording or storing documents or other information. Consultant hereby warrants that Consultant will not retain in any form such documents, Confidential and Proprietary Information, Work Product or other information or copies thereof. Consultant may retain a copy of this Agreement and any other document or information describing any rights Consultant may have after the Date of Termination.

12.            Assignability. With the prior written consent of the Consultant, the Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank, or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. Consultant may not assign or transfer this Agreement or any rights or obligations hereunder.

13.            Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page hereto. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Bank or Consultant may change its address by notifying the other party of the new address in any manner permitted by this Section 13.

14.            Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

15.            Governing Law and Forum. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the state of Maryland.

16.            Nature of Obligations. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Consultant acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

17.            Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.            Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

19.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

20.            Effectiveness. This Agreement shall become effective as of the Closing Date of the transactions contemplated under the Merger Agreement, but shall have no force or effect unless and until the Effective Time (as defined in the Merger Agreement) occurs. This Agreement shall terminate and be of no force and effect if the Merger Agreement is terminated.

21.            Entire Agreement. This Agreement embodies the entire agreement between the Bank and Consultant with respect to the matters agreed to herein. All prior agreements between the Bank and Consultant with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SHORE UNITED BANK

Address:	By:	/s/ Lloyd L. Beatty, Jr.
18 East Dover Street		Lloyd L. Beatty, Jr.
Easton, Maryland 21601

CONSULTANT

Address:
200 Westgate Circle
Suite 500
Annapolis, MD 21401	By:	/s/ Alan J. Hyatt
Alan J. Hyatt

8